UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2013

Accenture SCA

(Exact name of Registrant as specified in its charter)

Luxembourg	000-49713	98-0351796
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

46A, Avenue J.F. Kennedy

L-1855 Luxembourg

(Address of principal executive offices)

Registrant’s telephone number, including area code: (352) 26 42 35 00

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 20, 2013, the Board of Directors (the “Board”) of Accenture plc (the “Company”), the general partner of Accenture SCA, appointed Jaime Ardila as a new director of the Company, upon the recommendation of its Nominating & Governance Committee. Mr. Ardila will serve until the Company’s 2014 annual general meeting of shareholders, when he will be subject to re-appointment by a vote of the Company’s shareholders.

Mr. Ardila first joined General Motors in 1984 and has been executive vice president and president of General Motors South America since 2010. Previously, he was president of GM’s operations in Brazil, Argentina, Uruguay and Paraguay, and prior to this role, he was vice president and chief financial officer for the Latin America, Africa and Middle East region. Over the course of his more than 25 years with GM, he also lived and worked in Europe and the United States. In addition, he was also with N M Rothschild & Sons Ltd. for two years, establishing the investment bank’s Colombian business before rejoining GM in 1998.

Mr. Ardila has been appointed to serve on the Board’s Finance Committee. He will receive the pro rata portion of the standard compensation for service on the Board (currently $90,000 per annum) and the Finance Committee (currently $2,500 per annum), based on the number of days remaining in the current director compensation year. Mr. Ardila may elect to receive this compensation in cash or equity. Mr. Ardila will also receive the standard grant of restricted share units valued at $185,000 made by the Company to directors newly appointed to the Board.

The Company expects Mr. Ardila to enter into the standard director indemnification agreement that Accenture International Sàrl, an indirect subsidiary of the Company, has with the Company’s directors. A copy of a substantially similar form of the indemnification agreement is filed as Exhibit 10.5 to the Company’s Form 8-K12B filed on September 1, 2009.

A copy of the Company’s press release issued on August 21, 2013 regarding Mr. Ardila’s appointment to the Board is filed as Exhibit 99 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99	Press Release of Accenture plc, dated August 21, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 21, 2013	ACCENTURE SCA, represented by its general partner, Accenture plc, itself represented by its duly authorized signatory

	By:	/s/ Julie Spellman Sweet
	Name:	Julie Spellman Sweet
	Title:	General Counsel, Secretary & Chief
Compliance Officer of Accenture plc,
general partner of Accenture SCA

EXHIBIT INDEX

Exhibit No.	Description

99	Press Release of Accenture plc, dated August 21, 2013